EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Perot Systems Corporation of our reports dated February 28, 2003 relating to the financial statements and financial statement schedule, which appear in Perot Systems Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
November 11, 2003